ADDvantage Technologies Group, Inc.
1221 E. Houston
Broken Arrow, Oklahoma 74012

For further information	KCSA Worldwide
Company Contact:	David Burke / Lee Roth
Ken Chymiak (9l8) 25l-2887	(212) 896-1258 / (212) 896-1209
Dan O’Keefe (9l8) 25l-2887	dburke@kcsa.com / lroth@kcsa.com

ADDVANTAGE TECHNOLOGIES GROUP, INC. TO REPORT RESULTS FOR FISCAL SECOND QUARTER 2008

BROKEN ARROW, Oklahoma April 28, 2008 – ADDvantage Technologies Group, Inc. (NASDAQ: AEY), announced today that it will release financial results for the three months and year ended March 31, 2008, prior to the market open on Monday, May 12, 2008.

The Company will host a conference call at 12:00 p.m. Eastern Time featuring remarks by David Chymiak, Chairman of the Board, Ken Chymiak, President and Chief Executive Officer, and Dan O'Keefe, Chief Financial Officer. The conference call will be available via webcast and can be accessed through the Investor Relations section of ADDvantage's website, www.addvantagetech.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet broadcast. The dial-in number for the conference call is (800) 862-9098 or (785) 424-1051 for international participants. Please call at least five minutes before the scheduled start time.

For interested individuals unable to join the conference call, a replay of the call will be available through May 19, 2008, at (800) 388-9064 (domestic) or (402) 220-1116 (international). The online archive of the webcast will be available on the Company's website for 30 days following the call.

About ADDvantage Technologies Group, Inc.

ADDvantage Technologies Group, Inc. supplies the cable television (CATV) industry with a comprehensive line of new and used system-critical network equipment and hardware from leading manufacturers, including Cisco and Motorola, as well as operating a national network of technical repair centers.  The equipment and hardware ADDvantage distributes are used to acquire, distribute, and protect the broad range of communications signals carried on fiber optic, coaxial cable and wireless distribution systems, including television programming, high-speed data (Internet) and telephony.

ADDvantage operates through its subsidiaries, Tulsat Corporation, ADDvantage Technologies Group of Nebraska, Inc., NCS Industries, Inc., ADDvantage Technologies Group of Missouri, Inc., ADDvantage Technologies Group of Texas, Tulsat-Atlanta, LLC, Jones Broadband International, Inc. and Tulsat-Pennsylvania LLC. For more information, please visit the corporate web site at www.addvantagetech.com.
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